                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 VIRAGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            James M. Schneider, Esq.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 VIRAGEN, INC.
                        865 S.W. 78TH AVENUE, SUITE 100
                           PLANTATION, FLORIDA 33324

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY    , 1999

To the Stockholders of Viragen, Inc.

     PLEASE TAKE NOTICE that a Special Meeting of Stockholders of Viragen, Inc., a Delaware corporation (the "Company"), will be held at The Signature Grand,
6900 State Road 84, Davie, Florida 33317 on May   , 1999 at 10:00 A.M., Local
Time. The purpose of the Special Meeting is to authorize our Board of Directors to file an Amendment to our Certificate of Incorporation for the purpose of effecting up to a 1-for-4 Reverse Stock Split of the Company's outstanding Common Stock.

     The Proxy Statement dated April   , 1999 is attached.

     Our Board of Directors has fixed the close of business on April   , 1999 as
the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                            By Order of the Board of Directors,

                                            Dennis W. Healey, Secretary

Plantation, Florida
April   , 1999

     THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                 VIRAGEN, INC.
                        865 S.W. 78TH AVENUE, SUITE 100
                           PLANTATION, FLORIDA 33324

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Viragen, Inc., a Delaware corporation ("Us" or "We"), of proxies for use at a Special Meeting of our Stockholders ("Special Meeting") to be held at The Signature Grand, 6900 State Road 84,
Davie, Florida 33317 on May   , 1999 at 10:00 A.M., Local Time. We will pay the
cost of this solicitation. Our Directors, officers and employees may solicit proxies by telephone, telegraph or personal interview. The date of mailing of
this Proxy Statement and form of Proxy is approximately April   , 1999.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with our By-Laws, our Board of Directors has fixed the close
of business on April   , 1999 as the record date for determining the
stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holder at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The approval of the Amendment to our Certificate of Incorporation to effect up to a 1-for-4 Reverse Stock Split of our outstanding Common Stock (the "Amendment") will require the affirmative vote of a majority of the outstanding shares of our Common Stock.

     As of April   , 1999, the record date for determining our stockholders
entitled to vote at the Special Meeting, approximately           shares of the
Common Stock, $.01 par value ("Common Stock"), were issued, of which 606,277 shares are held as treasury stock. Each share of Common Stock outstanding entitles the holder to one vote on all matters brought before the Special Meeting. Abstentions and broker non-votes have the effect of the effect of a negative vote on the Amendment.

PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS TO EFFECT UP TO A 1-FOR-4 REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK, DEPENDING UPON A DETERMINATION BY OUR BOARD THAT A REVERSE STOCK SPLIT IS IN OUR BEST INTEREST AND OUR STOCKHOLDERS.

     On March   , 1999, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to effect up to a 1-for-4 reverse stock split (the "Reverse Stock Split") of our Common Stock that may be effected by our Board depending on market conditions. Pursuant to the Reverse Stock Split, each four (or such lesser number as our Board of Directors deems appropriate) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one share of our Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. Notwithstanding the Reverse Stock Split, our authorized Common Stock will remain at 75,0000,000 shares of Common Stock, and our Amendment will reflect this amount of authorized Common Stock. The Reverse Stock Split, if authorized by our stockholders, will be effected only upon a determination by our Board of Directors to such effect, which in our Board's judgment will result in the greatest marketability and liquidity of our Common Stock, based upon the prevailing market conditions, the likely effect on the market price of our Common Stock and other relevant factors. The Reverse Stock Split will become effective upon filing of the Amendment to our Certificate of Incorporation with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

PURPOSE AND EFFECT OF PROPOSED REVERSE STOCK SPLIT

     The Board believes the Reverse Stock Split is desirable because it will assist us in continuing to meet the requirements for continued listing on the Nasdaq Stock Market's National Market ("Nasdaq") by helping to raise the trading price of our Common Stock. One of the key requirements for continued listing on Nasdaq is that our Common Stock must maintain a minimum bid price above $1.00 per share. We were notified by Nasdaq that we were not in compliance with the listing rules because the closing minimum bid price per share of our Common Stock has remained below $1.00 for 30 consecutive business days. While we had anticipated that with the elimination of the overhand represented by the existence of shares of convertible preferred stock would improve the price level of our Common Stock, our Common Stock price level has still not recovered sufficiently in the near term. Accordingly, we believe that the Reverse Stock Split will improve the price level of our Common Stock so that we are able to maintain compliance with the Nasdaq listing standards. In addition our Board also believes that the higher share price which should result from the Reverse Stock Split will help generate interest in us among investors.

     The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split, or that such price will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

     The Reverse Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one Share of our Common Stock.

     The Reverse Stock Split would have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock.

     Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be reduced by the ratio of 4 to 1 (or such lesser ratio as the Board of Directors deems appropriate) shares of Common Stock he or she owned immediately prior to the Reverse Stock Split which will reduce the number of shares of our Common Stock outstanding but not the number of shares of Common Stock we are authorized to issue which will remain at 75,000,000. The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

     Assuming a 1-for-4 Reverse Stock Split, the principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and
outstanding will be reduced from           shares to approximately
shares, (ii) all outstanding shares of Series A Preferred Stock, Series H Preferred Stock and Series I Preferred Stock entitling holders thereof to receive, upon conversion, shares of Common Stock will enable such holders to receive, upon conversion thereof, the same percentage of outstanding shares of Common Stock which such holders would have received upon conversion thereof immediately preceding the Reverse Stock Split, (iii) all outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, one-fourth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split, and (iv) the number of shares included in the our 1997 Amended Stock Option Plan and 1995 Amended Stock Option Plan will be reduced to 1/4 of the number of shares currently included in such Stock Option Plans.

     Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $.01 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/4th of its present amount (assuming a 1-for-4 Reverse Stock Split), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE STOCK CERTIFICATES

     In the event our stockholders approve the Reverse Stock Split and following the determination by our Board of whether or not the Reverse Stock Split should be effected, the Reverse Stock Split will be effected by the filing of the Amendment with the Secretary of the State of Delaware. The Reverse Stock Split will become effective on the date of filing the Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of the Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of the certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his or her Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his or her outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

     Under the Delaware General Corporation Law, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

          1. Except as set forth in (5) below, no gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

          2. Except as set forth in (5) below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

          3. Except as set forth in (5) below, the holding period of the New Share will include the holding period of the Old Shares if such Old Shares were held as capital assets.

          4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

          5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

     Our beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

     This summary does not purport to be complete and does not address the tax consequences to our stockholders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

     The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he resides.

     The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Reverse Stock Split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors will offer the following resolutions at the Special
Meeting:

     RESOLVED, that the Board of Directors is empowered in their discretion without further action of the stockholders of the Company, to file an amendment to the Certificate of Incorporation of the Company to effect up to a 1-for-4 reverse stock split of the Company's outstanding shares of common stock, par value $.01, and that the President, Secretary, or other officer designated by the President, and each of them be, and hereby are empowered to take any and all action necessary to effectuate the foregoing.

     Approval of the Reverse Stock Split will require the affirmative vote of a majority of the outstanding shares of our Common Stock.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     We are not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                            By Order of the Board of Directors

                                            Dennis W. Healey, Secretary

Plantation, Florida
April   , 1999

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                                 VIRAGEN, INC.

            PROXY -- SPECIAL MEETING OF STOCKHOLDERS -- MAY  , 1999

     The undersigned, revoking all previous proxies, hereby appoint(s) Gerald Smith as Proxy, with full power of substitution, to represent and to vote all Common Stock of Viragen, Inc. owned by the undersigned at the Special Meeting of
our Stockholders to be held in Davie, Florida on May   , 1999, including any
original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Special Meeting and Proxy Statement dated _________. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of our stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING.

          To authorize our Board of Directors to file an Amendment to our Certificate of Incorporation for the purpose of effecting up to a 1-for-4 Reverse Stock Split of the Company's outstanding Common Stock;

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Special Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

     Please sign below exactly as name appears on your common stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in the corporate name by President or other authorized officer or person. If a partnership, please sign in partnership name by authorized person.



                                   ----------------------------------------
                                   Signature





                                   ----------------------------------------
                                   Signature If Held Jointly




                                   ----------------------------------------
                                   (Please Print Name)




                                   ----------------------------------------
                                   Number of Shares Subject to Proxy



DATED:             , 1999



        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.